                                                                       EXHIBIT F

                     AMENDED AND RESTATED PROMISSORY NOTE


$17,955,354                                                         May 28, 1996


     This Amended and Restated Promissory Note (this "Note") is made and delivered as of May 28, 1996, to Security Capital Atlantic Incorporated, a Maryland corporation ("Lender"), by Atlantic Homestead Village Limited Partnership, a Delaware limited partnership ("Borrower"), under the following circumstances:


                                   RECITALS

     A. Prior to the date hereof, Lender agreed to make a loan (the "Partnership Loan") to Borrower, to fund, among other matters, acquisition and construction costs and expenses incurred by the Partnership in connection with acquiring and developing various real properties as Homestead Village projects. In connection therewith Borrower delivered to Lender that certain promissory note (the "Prior Partnership Note") dated January 24, 1996, in the original principal amount of $19,213,476, and various deeds to secure debt, deeds of trust and mortgages (the "Prior Partnership Security Documents"), to secure payment of the Prior Corporate Note (as defined below) and the Prior Partnership Note. (The Prior Partnership Note, the Prior Partnership Security Documents and all other instruments delivered by the Partnership in connection therewith to secure the Prior Partnership Note and the Prior Corporate Note are herein called the "Prior Partnership Loan Documents".)

     B. Prior to the date hereof, Lender agreed to make a loan (the "Corporate Loan") to Atlantic Homestead Village Partnership Incorporated (the "Corporate Borrower"), to fund, among other matters, acquisition and construction costs and expenses incurred by the Corporate Borrower in connection with acquiring and developing various real properties as Homestead Village projects. In connection therewith the Corporate Borrower delivered to Lender that certain promissory note (the "Prior Corporate Note") dated January 24, 1996, in the original principal amount of $62,031,430, and various deeds to secure debt, deeds of trust and mortgages (the "Prior Corporate Security Documents"), to secure payment of the Prior Corporate Note and the Prior Partnership Note. (The Prior Corporate Note, the Prior Corporate Security Documents and all other instruments delivered by the Corporate Borrower in connection therewith to secure the Prior Corporate Note and the Prior Partnership Note are herein called the "Prior Corporate Loan Documents"; the Prior Corporate Loan Documents and Prior Partnership Loan Documents are collectively referred to herein as the "Prior Loan Documents".)

     C. Borrower, the Corporate Borrower and Lender desire to continue the funding provided for under the Prior Loan Documents, to provide funds to Borrower and the Corporate Borrower for the costs incurred in connection with the acquisition and development of Homestead Village projects. In furtherance of the foregoing, Borrower, the Corporate Borrower and Lender have agreed that (i) the maximum amount of the Corporate Loan shall be $90,765,665 (the "Maximum Corporate Loan Amount"); (ii) the Corporate Borrower's repayment obligation for funds advanced in respect of the Corporate Loan, as evidenced by that certain Consolidated Amended and Restated Promissory Note, of even date herewith (the "Corporate Note"), shall be adjusted by a discount factor of .882196112 (the "Discount Factor"), thus providing for the maximum face amount of the Corporate Note of $80,073,117 (i.e., the Maximum Corporate Loan Amount as adjusted by the Discount Factor); (iii) the maximum amount of the Partnership Loan shall be $20,353,019 (the "Maximum Partnership Loan Amount"); (ii) the Partnership's repayment obligation for funds advanced in respect of the Partnership Loan shall be adjusted by the Discount Factor, thus providing for the maximum face amount this Note of $17,955,354 (i.e., the Maximum Partnership Loan Amount as adjusted by the Discount Factor); and (iv) in connection therewith, the Prior Loan Documents shall be amended and restated in conformity with the foregoing and as otherwise agreed by the parties. (The Corporate Loan and the Partnership Loan are herein collectively called the "Loans". The amended and restated Prior Loan Documents being executed and delivered contemporaneously herewith, and any and all other agreements or instruments now or hereafter executed by Borrower, the Corporate Borrower or any other person or entity to evidence, or in connection with, or as security for the payment of this Note and/or the Corporate Note are herein collectively, with such notes, referred to as the "Loan Documents".)


     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree to amend and restate the Prior Partnership Note as follows:

     1.   Promise to Pay.

     On or before October 31, 2006 (the "Due Date"), the undersigned Borrower, hereby promises to pay to the order of Lender in lawful money of the United States of America, the lesser of (A) SEVENTEEN MILLION NINE HUNDRED FIFTY FIVE THOUSAND THREE HUNDRED FIFTY FOUR DOLLARS ($17,955,354) and (B) the aggregate unpaid principal amount of all advances made by Lender to Borrower in respect of the Partnership Loan, multiplied by the Discount Factor (the amount so determined being herein called the "Adjusted Principal Amount"), together with interest on the Adjusted Principal Amount at a rate equal to 9.0% per annum (the "Interest Rate"). Interest shall be calculated on the basis of a 360-day year and shall be computed on the actual number of days elapsed.

     2.   Payments.

     Accrued interest on the unpaid Adjusted Principal Amount shall be payable in arrears every six months beginning with the date that is six months after the date of this Note, in an amount equal to all of the interest accrued during the immediately preceding six month period. Borrower shall make a payment of the total Adjusted Principal Amount then outstanding, together with accrued and unpaid interest to such date, on the Due Date. Borrower shall have no obligation to pay the Adjusted Principal Amount, or any portion thereof, until the Due Date or such earlier date upon which the loan is accelerated. Borrower shall make each payment hereunder not later than 11:00 a.m. (Mountain Standard Time) on the day when due in U.S. dollars at Lender's office at 7777 Market Center Avenue, El Paso, Texas 79912. Each payment shall first be applied to late charges, costs of collection or enforcement and other similar amounts due, if any, under this Note, then to interest due and payable hereunder and the remainder to the Adjusted Principal Amount due and payable hereunder. The aggregate unpaid Adjusted Principal Amount shown on the records of Lender shall be rebuttable presumptive evidence of the Adjusted Principal Amount owing and unpaid on this Note.

     3. Conversion. Subject to the terms of this Note, the holder of this Note shall have the right, beginning on any Business Day (as defined below) on or after March 31, 1997 (the "Exercisability Date") and on or prior to the date on which this Note is fully paid, to convert to shares of Common Stock all or any portion of the Adjusted Principal Amount outstanding on this Note, on the basis of one fully paid, registered and nonassessable share of common stock $0.01 par value per share (the "Common Stock"), of the Corporate Borrower, for each $11.50 aggregate Adjusted Principal Amount outstanding on this Note. The number of shares of Common Stock into which this Note may be converted, as adjusted pursuant hereto, is referred to herein as the "Exercise Rate". For purposes of this Note, certain capitalized terms used below are defined in Section 4 of this Note.

          (a) The conversion rights under this Section 3 of this Note may be exercised from time to time on and after the Exercisability Date and on or prior to the Due Date by surrendering this Note at the principal office of Borrower with the form of conversion election set forth as Exhibit A hereto (the "Conversion Exercise") duly completed and signed by the holder of this Note.

          (b) Except as otherwise provided in Section 3(h)(vi) no payment shall be made on Common Stock issuable upon conversion of this Note on account of any dividend or distribution declared on the Corporate Borrower's Common Stock to holders of such Common Stock of record as of a date prior to the Exercise Date.

          (c) The "Exercise Date" shall be the date when all of the items referred to in subsection (a) of this Section 3 are received by Borrower at or prior to 2:00 p.m., New

     York, New York time, on a Business Day and the conversion of this Note will be effective as of such Exercise Date. If any items referred to in subsection (a) are received after 2:00 p.m., New York, New York time, on a Business Day, the conversion of this Note will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of a conversion of this Note on the Expiration Date, if all of the items referred to in the preceding paragraph are received by Borrower at or prior to 5:00 p.m. New York, New York time, on such Expiration Date, the conversion of this Note will be effective on the Expiration Date.

          (d) Upon the conversion of this Note in accordance with the terms hereof the Corporate Borrower shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder of this Note, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Note, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Conversion Exercise, together with cash as provided in Section 3(i) hereof and shall deliver to holder a duly executed replacement note representing the aggregate principal amount of this Note outstanding less any amount previously converted (in each case, without the adjustment provided for in Section 1 of this Note), but otherwise in the same form as this Note; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Corporate Borrower as described in Section 3(h)(x) hereof, or a tender offer or an exchange offer for shares of Common Stock of the Corporate Borrower shall be made, upon such surrender of this Note as aforesaid, the Corporate Borrower shall, as soon as possible, but in any event not later than two Business Days thereafter, issue and cause to be delivered the full number of shares of Common Stock issuable upon the conversion of this Note in the manner described in this sentence together with cash as provided in Section 3(i) hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record or such shares of Common Stock as of the date of the surrender of this Note. No fractional shares shall be issued upon conversion of this Note in accordance with Section 3(i) hereof.

          (e) Borrower will pay all documentary stamp taxes attributable to the initial issuance of this Note and the issuance of shares of Common Stock upon conversion of this Note; provided, however, that Borrower shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of this Note or any certificates for shares of Common Stock in a name other than that of the registered holder of this Note surrendered upon the exercise hereof, and Borrower shall not be required to issue or deliver such Note unless or until the person or persons requesting the issuance thereof shall have paid to Borrower the amount of such tax or shall have established to the satisfaction of Borrower that such tax has been paid.

     (f) The Corporate Borrower will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon conversion of this Note, the maximum number of shares of Common Stock which may then be deliverable upon the conversion of this Note. The Corporate Borrower or the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Corporate Borrower's capital stock issuable upon the exercise of any of the conversion rights aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. Before taking any action which would cause an adjustment pursuant to this Section 3 to reduce the Exercise Price below the then par value (if any) of the shares issuable upon conversion of this Note, the Corporate Borrower will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Corporate Borrower), be necessary in order that the Corporate Borrower may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

          (g) At any such time as Common Stock is listed or quoted on any national securities exchange or inter-dealer quotation system, the Corporate Borrower will, at its expense, obtain promptly and maintain the approval for listing or quotation on each such exchange or inter-dealer quotation system, upon official notice of issuance after notice of conversion of this Note, the shares of Common Stock issuable hereunder and maintain the listing or quotation of such shares after their issuance; and the Corporate Borrower will also, upon official notice of issuance after notice of conversion of this Note, list or quote on such national securities exchange, will register under the Securities Exchange Act of 1934, as amended, and will maintain such listing or quotation of, any Other Securities (as defined below) that at any time are issuable upon conversion of this Note, if and at the time that any securities of the same class shall be listed or quoted on such national securities exchange or inter-dealer quotation system by the Corporate Borrower.

          (h) The Exercise Rate is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 3(h). For purposes of this Section 3(h), "Common Stock" means the Common Stock and any other stock of the Corporate Borrower, however designated, issuable upon conversion of this Note.

               (i)  Adjustment for Change in Capital Stock. If the Corporate
          Borrower:

                    a. pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                    b. subdivides its outstanding shares of Common Stock into a greater number of shares;

                    c. combines its outstanding shares of Common Stock into a
               smaller number of shares;

                    d. makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                    e. issues by reclassification of its Common Stock any shares of its capital stock,

          then the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted so that the holder of this Note may receive the aggregate number and kind of shares of capital stock of the Corporate Borrower which such holder would have owned immediately following such action if this Note had been exercised immediately prior to such action or immediately prior to the record date applicable thereto, if any.

               The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

               If, after an adjustment, a holder of this Note, upon conversion, may receive shares of two or more classes of capital stock of the Corporate Borrower, the Exercise Rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 3(h).

               Such adjustment shall be made successively whenever any event listed above shall occur.

               (ii) Adjustment for Rights Issue or Sale of Common Stock Below Current Market Value. If the Corporate Borrower (i) distributes any rights, warrants or options to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than 94% (100% if a stand-by underwriter is used and charges the Corporate Borrower a commission) of the Current Market Value at the Time of Determination (each as defined in Section
          4) or (ii) sells any Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock (other than pursuant to (1) the exercise of this Note (or any other note issued by the Corporate

          Borrower or one of its subsidiaries pursuant to or in connection with that certain Merger and Distribution Agreement dated of even date herewith among Lender, Security Capital Pacific Trust ("PTR"), Security Capital Group Incorporated ("SCG") and Homestead Village Properties Incorporated ("Homestead") or (2) upon exercise of outstanding warrants to acquire shares of Common Stock, which warrants were issued pursuant to a Warrant Agreement executed in connection with that certain Warrant Purchase Agreement of even date herewith among Lender, PTR, SCG and Homestead or (3) any security convertible into, or exchangeable or exercisable for, the Common Stock as to which the issuance thereof has previously been the subject of any required adjustment (whether or not actually made) pursuant to this Section 3(h)) at a price per share less than the Current Market Value, the Exercise Rate shall be adjusted in accordance with the formula:

               E' = E  x        (O + N)
                            ---------------
                            (O + (N x P/M))
          where:

          E' = the adjusted Exercise Rate;

          E  = the current Exercise Rate;

          O = the number of shares of Common Stock outstanding on the record date for the distribution to which this subsection (ii) is being applied or on the date of sale of Common Stock at a price per share less than the Current Market Value to which this subsection
               (ii) applies, as the case may be;

          N = the number of additional shares of Common Stock issuable upon exercise of all rights, warrants and options so distributed or the number of shares of Common Stock so sold or the maximum stated number of shares of Common Stock issuable upon the conversion, exchange or exercise of any such convertible, exchangeable or exercisable securities, as the case may be;

          P  = the offering price per share of the additional shares of Common
               Stock upon the exercise of any such rights, options or warrants so distributed or pursuant to any such convertible, exchangeable or exercisable securities so sold or the sale price of the shares so sold, as the case may be; and

          M = the Current Market Value as of the Time of Determination or at the time of sale, as the case may be.

               The adjustment shall be made successively whenever any such rights, warrants or options are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options. If at the end of the period during which such rights, warrants or options are exercisable, not all rights, warrants or options shall have been exercised, the Exercise Rate shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

               No adjustment shall be made under this subsection (ii) if the application of the formula stated above in this subsection (ii) would result in a value of E' that is lower than the value of E.

               (iii) Adjustment for Other Distributions. If the Corporate Borrower distributes to all holders of its Common Stock any of its assets or debt securities or any rights, warrants or options to purchase any of its debt securities or assets, the Exercise Rate shall be adjusted in accordance with the formula:

               E' = E  x  M
                         ---
                           M-F

          where:

          E'   =    the adjusted Exercise Rate;

          E    =    the current Exercise Rate;

          M    =    the Current Market Value; and

          F    =    the fair market value (on the record date for the
                    distribution to which this subsection (iii) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this subsection (iii) is being applied
                    (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

               The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If at the end of the period during which such rights, warrants or options are exercisable, not all rights, warrants or options shall have been exercised, the Exercise Rate shall be immediately readjusted to what it would have been if such rights, warrants or options which are not exercised had not been issued.

               This subsection (iii) does not apply to cash dividends or cash distributions paid out of consolidated retained earnings as shown on the books of the Corporate Borrower prepared in accordance with generally accepted accounting principles other than any Extraordinary Cash Dividend (as defined below). An "Extraordinary Cash Dividend" shall be that portion, if any, of the aggregate amount of all cash dividends paid in any fiscal year which exceeds the sum of (A) the Corporate Borrower's cumulative undistributed earnings on the date of this Agreement, plus (B) the cumulative amount of earnings, as determined by the Board of Directors, after such date, minus (C) the cumulative amount of dividends accrued or paid in respect of the Common Stock. In all cases, Borrower shall give the holder of this Note advance notice of a record date for any dividend payment on the Common Stock which notice is delivered on a date at least as early as the date of notice to the holders of Common Stock.

               (iv) Consideration Received. For purposes of any computation respecting consideration received pursuant to subsection (ii) of
          Section 3(h), the following shall apply:

                    a. in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporate Borrower for any underwriting of the issue or otherwise in connection therewith;

                    b. in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the records of the Corporate Borrower; and

                    c. in the case of the issuance of securities convertible
               into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporate Borrower for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Corporate Borrower upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

               (v) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
          Section 3(h) shall be made to the nearest 1/100th of a share.

               (vi) When No Adjustment Required. No adjustment need be made for a transaction referred to in subsections (i), (ii) or (iii) of this
          Section 3(h) if the holder of this Note is offered the opportunity to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. To the extent this Note becomes convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

               (vii) Notice of Adjustment. Whenever the Exercise Rate is adjusted, the Corporate Borrower shall provide the notices required by
          Section 3(j) hereof.

               (viii) Voluntary Adjustment. The Corporate Borrower from time to time may, as the Board of Directors deems appropriate, increase the Exercise Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Exercise Rate is increased, the Corporate Borrower shall mail to the holder of this Note a notice of the increase. The Corporate Borrower shall mail the notice at least 15 days before the date the increased Exercise Rate takes effect. The notice shall state the increased Exercise Rate and the period it will be in effect. An increase of the Exercise Rate pursuant to this Section 3(h)(viii), other than an increase which the Corporate Borrower has irrevocably committed will be in effect for so long as any this Note is outstanding, does not change or adjust the Exercise Rate otherwise in effect for purposes of subsections (i), (ii) or (iii) of this Section 3(h).

               (ix) Notice of Certain Transactions.  If:
                    ------------------------------

                    a. The Corporate Borrower takes any action that would
               require an adjustment in the Exercise Rate pursuant to subsections (i), (i) or (iii) of this Section 3(h) and if the Corporate Borrower does not arrange for the holder of this Note to participate pursuant to Section 3(h)(vi); or

                    b. there is a liquidation or dissolution of the Corporate
             Borrower,

          The Corporate Borrower shall mail to the holder of this Note a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Corporate Borrower shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

               (x) Reorganization of the Corporate Borrower. If the Corporate Borrower consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any Person, upon consummation of such transaction this Note shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of this Note would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised this Note immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Corporate Borrower, or the Person to which such sale or conveyance shall have been made (any such Person, the "Successor Guarantor"), shall enter into a supplemental Note so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 3(h). The Successor Guarantor shall mail to the holder of this Note a notice describing the supplemental Note. If the issuer of securities deliverable upon conversion of this Note under the supplemental Note is an Affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Note. If this subsection (x) applies, subsections (i), (ii) or (iii) of this Section 3(h) do not apply.

               (xi) Corporate Borrower Determination Final. Any determination that the Corporate Borrower or the Board of Directors must make pursuant to subsection (i), (ii), (iii), (iv) or (vii) of this Section 3(h) is conclusive.

               (xii) When Issuance or Payment May Be Deferred. In any case in which this Section 3(h) shall require that an adjustment in the Exercise Rate be made effective as of a record date for a specified event, the Corporate Borrower may elect to defer until the occurrence of such event (i) issuing to the holder of this Note exercised after such record date the shares of Common Stock and other capital stock of the Corporate Borrower, if any, issuable upon such conversion over and above the shares of Common Stock and other capital stock of the

          Corporate Borrower, if any, issuable upon such conversion on the basis of the Exercise Rate and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 3(i) hereof; provided, however, that the Corporate Borrower shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock, other capital stock and cash upon the occurrence of the event requiring such adjustment.

               (xiii) Adjustments to Par Value. The Corporate Borrower shall from time to time make such adjustments to the par value of the Common Stock as may be necessary so that at all times, upon conversion of this Note, the shares of Common Stock will be fully paid and nonassessable.

               (xiv) Priority of Adjustments. If this Section 3(h) requires adjustments to the Exercise Rate under more than one of subsections
          (i)(4), (ii) or (iii), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of subsection (i), second, the provisions of subsection (iii) and, third, the provisions of subsection (ii).

               (xv) Multiple Adjustments. After an adjustment to the Exercise Rate under this Section 3(h), any subsequent event requiring an adjustment under this Section 3(h) shall cause an adjustment to the Exercise Rate as so adjusted.

          (i) Fractional Interests; Accrued Interest. The Corporate Borrower shall not be required to issue fractional shares on the conversion of this Note. If any fraction of a share would, except for the provisions of this
     Section 3(i), be issuable on the conversion of this Note, the Corporate Borrower shall pay to the holder an amount in cash equal to the product of
     (i) such fraction of a share and (ii) the Current Market Value of a share of Common Stock as of the date of conversion of this Note. Upon any conversion of all or any portion of the Adjusted Principal Amount in accordance with the terms hereof, Borrower shall pay to the holder in cash all accrued but unpaid interest to the effective date of conversion with respect to the portion of the Adjusted Principal Amount of this Note being converted.

          (j) Notices to Holder. Upon any adjustment of the Exercise Rate pursuant to Section 3(h) hereof, the Corporate Borrower shall promptly thereafter (i) cause to be prepared a certificate of a firm of independent public accountants of recognized standing selected by the Corporate Borrower (who may be the regular auditors of the Corporate Borrower) setting forth the Exercise Rate after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of shares (or portion thereof) issuable after such adjustment in the Exercise Rate, upon conversion of this Note, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to the holder of this Note at such holder's address appearing on the Note register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 3(j).

          In the event:

               (i) The Corporate Borrower shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants (other than rights, options or warrants issued to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share not less than 94% (100% if a stand-by underwriter is used and charges the Corporate Borrower commission) of the Current Market Value); or

               (ii) The Corporate Borrower shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (i) of Section 3(h) hereof); or

               (iii) of any consolidation or merger to which the Corporate Borrower is a party or of the conveyance or transfer of the properties and assets of the Corporate Borrower substantially as an entirety, or of any reclassification or change of Common Stock issuable upon conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

               (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporate Borrower; or

               (v) The Corporate Borrower proposes to take any action (other than actions of the character described in Section 3(h)(i) which would require an adjustment of the Exercise Rate pursuant to Section 3(h);

     then the Corporate Borrower shall cause to be given to the registered holder of this Note at its address appearing on the Note register, at least 20 days (or 15 days in any case specified in clauses (i) or (ii) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or
     (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 3(j) or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

          Nothing contained in this Note shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Corporate Borrower or any other matter, or any rights whatsoever as shareholders of the Corporate Borrower.

     4. Definitions. For purposes of this Note, the following terms shall have the meanings indicated:

          "Affiliate" means, with respect to another Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such other Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Board of Directors" means the Board of Directors of the Corporate Borrower.

          "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in The City of New York are authorized by law to be closed.

          "Current Market Value" per share of Common Stock or of any other security at any date shall be the average of the daily market price, for the twenty (20) consecutive trading days immediately preceding the day of such determination. The market price for each such trading day shall be: (i) the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, (ii) if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, (iii) if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, (iv) if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, (v) if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chairman of the Board or the Board of Directors or,
     (vi) if such bid and asked prices are not so furnished, then the fair market value of the security as established by the Board of Directors acting in their good faith reasonable judgment.

          "Other Securities" means any stock (other than Common Stock) and other securities of the Corporate Borrower or any other Person (corporate or otherwise) which the holder of this Note at any time shall be entitled to receive, or shall have received, upon the conversion of this Note, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3(h) hereof or otherwise.

          "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants, or options or a distribution, in each case, to which Sections 3(h)(ii) or
     (iii) apply and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or distribution on such national or regional exchange or market on which the Common Stock is then listed or quoted.

          5. Call Option. Except as expressly set forth in this Section 5, Borrower is prohibited from making any voluntary prepayment of this Note and shall not have any right to cause the holder to convert any portion of the Adjusted Principal Amount outstanding from time to time. From and after the fifth anniversary of the date of this Note and on or prior to the Due Date, Borrower shall have the right (the "Call Option") to repay the Adjusted Principal Amount then outstanding, in whole but not in part, without premium or penalty (other than the imposition, if applicable, of the Default Rate or "late charge" as provided herein). Borrower may exercise the Call Option by giving the holder of this Note at any time upon ninety (90) days' prior written notice of Borrower's intention to exercise the Call Option, which notice shall state the date on which the Call Option is to be consummated, the then current Adjusted Principal Amount and all accrued interest and unpaid interest thereon, together with any other sums evidenced by this Note, to be paid on such date. Upon the receipt of any such notice, the holder shall have the right at any time prior to the date proposed for such repurchase to convert any or all of the Adjusted Principal Amount of this Note in accordance with the provisions of Section 3.

     6.   Default.
          -------

     In the event that any one or more of the following events occur, this Note shall become immediately due and payable at the option of Lender:

          (a) Borrower or the Corporate Borrower, as applicable, shall fail to pay when due any sums required to be paid under this Note or any other Loan Documents, and such failure is not cured within 10 days after receipt of written notice from Lender.

          (b) To the extent any such failure, breach or inaccuracy has a Material Adverse Effect (as hereinafter defined), the failure by Borrower or the Corporate Borrower to perform or observe, as and when required, any covenant, agreement, obligation or condition required to be performed or observed under this Note or any other Loan Documents, or the existence of any breach or inaccuracy in any of the representations, covenants or warranties set forth in the Loan Documents, provided, however, that (i) no default shall exist hereunder on account of a breach of any representation, covenant or warranty set forth in the Loan Documents (other than this Note) until either Borrower or the Corporate Borrower, as applicable, shall have failed to cure such breach within any applicable notice and cure period therein provided; and (ii) no default shall exist hereunder on account of a breach of any representation, covenant or warranty set forth herein unless and until Lender shall provide written notice of such breach to Borrower, and Borrower shall fail to cure the same within 30 days after receipt of such notice, provided if such breach is of such a nature that it cannot be cured within such 30 day period, it shall not constitute a default hereunder so long as Borrower commences its cure of such breach within such 30 day period and thereafter diligently and continuously proceeds with the curing of same within a reasonable period of time not to exceed 180 days. "Material Adverse Effect" means any material and adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Borrower and its affiliates, subsidiaries and any parent entity, taken as a whole.

     7.   Default Rate; Late Charge.
          -------------------------

     Upon the maturity of any portion of this Note, whether by acceleration or otherwise, Borrower further promises to pay interest at the rate per annum equal to the sum of (x) 2.0%, plus the Interest Rate, on the then outstanding past-due Adjusted Principal Amount, until such amount is paid in full. In addition, a late charge of four percent (4%) of the amount of any installment or the amount due on the Due Date which is not paid when due shall be due and payable to the holder of this Note to cover the extra expense involved in handling delinquent payments. Said "late charge" shall be due and payable upon demand of the Lender.

     8.   Security; Governing Law.
          -----------------------

          (a) This Note evidences indebtedness incurred for the purpose of financing the acquisition and development of real property, and payment of this Note is secured by the Loan Documents. It is agreed that, at the election of the holder hereof, the principal sum remaining unpaid hereon, together with accrued interest thereon, shall become at once due and payable at the place of payment aforesaid in the event that a default has occurred under any of the Loan Documents.

          (b) This Note shall be governed by, and construed in accordance with, the laws of the State of New Mexico, United States.

     9. Controlling General Provisions. The provisions in this Section 9 shall govern and control over any irreconcilably inconsistent provision contained in this Note or any of the other Loan Documents or any other instrument contemplated hereunder or thereunder. In no event shall the aggregate of all interest paid or payable by Borrower to Lender ever exceed the maximum rate of interest which may lawfully be charged to (or payable by) Borrower under applicable law on the Adjusted Principal Amount of this Note from time to time remaining unpaid. In this connection, it is expressly stipulated and agreed that it is the intent of Lender and Borrower in the execution and delivery of this Note to contract in strict compliance with any applicable usury laws. In furtherance of the foregoing, none of the terms of this Note, the Loan Documents (other than this Note) or any such other instruments contemplated hereunder or thereunder shall ever be construed to create a contract to charge or pay for interest in excess of the maximum interest rate permitted to be contracted for, charged to, or payable by Borrower under applicable law. Borrower and any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall never be liable for interest in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this Section 9 shall govern over all other provisions of the Loan Documents, and any other instruments evidencing or securing the Loan, should such provisions be in apparent conflict herewith.

     Specifically and without limiting the generality of the foregoing paragraph, it is expressly agreed that:

               (a) In the event of the payment of the Adjusted Principal Amount of this Note, prior to the due date for payment thereof, resulting from acceleration of maturity of this Note, if the aggregate amounts of interest accruing hereunder prior to such payment plus the amount of any interest accruing after such maturity up to the date of payment and plus any other amounts paid or accrued in connection with the other Loan Documents, including, if applicable, all or any portion of the value of any Common Stock issued to Lender under Section 3 of this Note, which by law are deemed interest under such Loan Documents and which aggregate amounts paid or accrued (if calculated in accordance with the provisions of this Note other than pursuant to this Section
          9) would exceed the maximum lawful rate of interest which could be charged on the principal balance of this Note from the date hereof to the date of final payment thereof, then in such event the amount of such excess shall be credited, as of the date paid, toward the payment of principal of this Note so as to reduce the amount of the final payments of Adjusted Principal Amount due on this Note;

               (b) If under any circumstances the aggregate amounts paid under the Loan Documents prior to and incident to the final payment hereof, including, without limitation, if applicable, all or any portion of the value of any Common Stock issued to Lender under Section 3 of this Note, include amounts which by applicable law are deemed interest and which would exceed the maximum amount of interest which could lawfully have been charged or collected on this Note, Borrower stipulates that such payment and collection will have been and will be deemed to have been the result of a mathematical error on the part of both Borrower and Lender, and Lender shall promptly refund the amount of such excess (to the extent only of the excess of such payments above the maximum amount which could lawfully have been collected and retained) upon the discovery of such error by the party receiving such payment or notice thereof from the party making such payment; and

               (c) All calculations as to the rate of interest contracted for, charged or received under this Note or the other Loan Document which are made for the purposes of determining whether such rate exceeds the maximum rate of interest which may lawfully be charged shall be made, to the extent permitted by applicable usury laws, if any, by amortizing, prorating, allocating and spreading, in equal parts, during the period of the full stated term of the Loan evidenced hereby, all interest any time contracted for, charged or received from Borrower or otherwise by Lender in connection with such indebtedness.

     Notwithstanding anything contained in this Note or the other Loan Documents to the contrary, interest under this Note shall never exceed the lesser of (1) the highest non-usurious rate allowed by applicable law or (2) seventeen percent (17%) per annum on a compounded basis.

     10.  Invalidity.
          ----------

     The parties hereto intend and believe that each provision of this Note comports with all applicable laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provision, in this Note is found by a court of law to be in violation of any applicable ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, void or unenforceable as written, then it is the intent of all parties hereto (i) that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, (ii) that the remainder of this Note shall be construed as if such illegal, invalid, void or unenforceable portion, provision or provisions were not contained therein, and (iii) that the rights, obligations and interest of Borrower and the holder hereof under the remainder of this Note shall continue in full force and effect.

     11.  Waiver; Expenses.
          ----------------

          (a) Borrower hereby waives presentment, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consents to and extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder of this Note in respect of the time of payment or any other provision of this Note. Borrower hereby waives and renounces for itself, its successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, or exemption now provided, or which may hereafter be provided, by the Constitution and laws of the United States and of any state thereof, both as to itself and in and to all of its property, real and personal against the enforcement and collection of the obligations evidenced by this Note.

          (b) In the event that the holder hereof shall institute any action for the enforcement of the collection of this Note, there shall be immediately due from Borrower in addition to the unpaid interest and the Adjusted Principal Amount, all costs and expenses of such action, including but not limited to attorneys' fees and expenses.

     12.  Miscellaneous.
          -------------

          (a) This Note and all provision hereof shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender, together with its successors and assigns, including each owner and holder from time to time of this Note.

          (b) Time is of the essence as to all dates set forth herein subject to any applicable grace or cure period expressly provided herein or the in the Loan Documents; provided, however, that unless otherwise stated, whenever any payment to be made under this Note shall be stated to be due on a day other than a Business Day, such payment may be made on the immediately preceding Business Day.

          (c) All notices, demands or requests relating to any matters set forth herein shall be in writing and delivered as set forth, and shall be effective in the time set forth, in the Funding Agreement.

          (d) Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS HEREIN PROVIDED FOR.

     IN WITNESS WHEREOF, Borrower has executed this Note as of the date set forth above.


                              ATLANTIC HOMESTEAD VILLAGE LIMITED PARTNERSHIP

                              By: Atlantic Homestead Village (1) Incorporated, its sole general partner



                                    By:/s/ David C. Dressler, Jr.
                                       --------------------------
                                    Name:  David C. Dressler, Jr.
                                    Title: Managing Director
                                    Address: 125 Lincoln Avenue
                                           Santa Fe, New Mexico 87501


     For purposes of Sections 3 and 4 only:
                     ----------     -

                              ATLANTIC HOMESTEAD VILLAGE INCORPORATED



                              By:/s/ David C. Dressler, Jr.
                                 --------------------------
                              Name:  David C. Dressler, Jr.
                              Title: Managing Director
                              Address: 125 Lincoln Avenue
                                     Santa Fe, New Mexico 87501